Exhibit 99.1

NORTHSTAR REALTY FINANCE CORP.
527 Madison Avenue
New York, New York 10022

April 6, 2006

Mark Chertok
c/o NorthStar Realty Finance Corp.
527 Madison Avenue
New York, NY 10022
Dear Mark:

This will confirm the agreement we have entered in connection with the conclusion of your employment (this “Agreement”) with NorthStar Realty Finance Corp. and its affiliates (collectively, “NorthStar” or the“Company”). Your last day of employment with the Company will be April 7, 2006 (the “Departure Date”). NorthStar and you hereby agree as follows:

1.Through the Departure Date, you agree to perform the duties you currently perform in a manner consistent with your performance prior to the date of this letter agreement and you agree to assist with the transition all of your other duties and responsibilities associated with the Company’s business. Your base salary will continue to be paid at the rate of $275,000 per year, payable consistent with the existing payroll schedule. You will continue to receive all benefits for which you are eligible under your Employment Agreement, dated as of October 22, 2004, with the Company (your “Employment Agreement”) through the Departure Date. After the Departure Date and through the earlier of (i) the completion and filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006 (the “First Quarter 10Q”) and (ii) May 12, 2006 (the “Release Date”), you will continue to be available upon the request and as needed by the Company for a period not to exceed 100 hours in the aggregate (but not more than 25 hours in any calendar week) to assist the Company with transition matters and preparation of the First Quarter 10Q. You will be entitled to receive a pro-rated cash bonus for services rendered during 2006 of $89,041.00, based on services rendered from the period beginning January 1, 2006 through the Release Date, and you will be paid for one week of vacation time based on your base salary in full satisfaction of any accrued and unused vacation time. Such pro rated bonus and vacation payment shall be paid to you on the Release Effective Date (as defined in paragraph 16 of this Agreement). Following the Release Date through September 29, 2006 (the “Availability Period”) you will be available as reasonably necessary upon the request of the Company for a period not to exceed 80 hours in the aggregate (but not more than 8 hours in any calendar week) to assist the Company with transitional matters. Subject to the other terms and conditions contained herein and in the Employment Agreement, you shall not be prohibited from performing services as an employee or otherwise for third parties after the Departure Date provided that such services do not interfere with your being available as needed above prior to the Release Date.

2.After the Departure Date, you shall be entitled to receive the payments set forth in Section 6(b) of your Employment Agreement, provided that, in order to avoid the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), no installment of the payments during the Severance Payment Period in lieu of paying any further compensation pursuant to Section 6(b)(ii) of your Employment Agreement shall be made until the first regular payroll date of the Company which occurs more than six months following the Departure Date and, on such date, the Company shall pay you an amount equal to the sum of all payments under that Section 6(b)(ii) that would have been paid in respect of the period preceding such date but for the delay imposed on account of Section 409A of the Code.

3.On the last day of the Availability Period (or the next business day thereafter) (the “Availability End Date”), you agree to provide the Company with a signed copy of the letter attached to this Agreement as Exhibit A (the “Confirmation Letter and Release”).

4.As an employee of the Company, you were granted (i) 53,800 LTIP units under the 2004 Omnibus Stock Incentive Plan adopted by NorthStar (the “Stock Plan”) pursuant to an LTIP Unit Vesting Agreement dated as of October 29, 2004 (the “First LTIP Agreement”), and (ii) 2,444 LTIP units under the Stock Plan pursuant to an LTIP Unit Vesting Agreement dated as of November 19, 2004 (the “Second LTIP Agreement”), in each case as a result of your membership interest in NRF Employee, LLC (your “Employee LLC Interest”). In addition, you were granted 24,455 LTIP units under the Stock Plan pursuant to an LTIP Unit Vesting Agreement dated as of January 23, 2006 (the “Third LTIP Agreement” and collectively with the First LTIP Agreement and the Second LTIP Agreement, the “LTIP Agreements”). As of the Release Date, you will be vested in 28,122 LTIP Units through your Employee LLC Interest and will be vested in 2,038 of the LTIP Units granted you under the Third LTIP Agreement. If you sign this Agreement and the Confirmation Letter and Release and comply with the terms of this Agreement, including without limitation performing the services required under paragraph 1 of this Agreement, you will (a) be fully vested, as of the Release Date, in the remaining unvested LTIP Unit grants under the First LTIP Unit Agreement and the Second LTIP Unit Agreement (i.e., 56,244 LTIP Units), (b) continue to vest in your LTIP Unit grants under the Third LTIP Unit Agreement through the Availability End Date in accordance with the terms of the Third LTIP Unit Agreement, and (c) be vested, as of the Availability End Date, in your LTIP Unit grants under the Third LTIP Unit Agreement (i.e., 24,455 LTIP Units). On the Release Date, you shall (1) redeem the vested portion of your Employee LLC Interest for an equivalent number of LTIP Units, and (2) withdraw as a member of NRF Employee, LLC. For any LTIP Units that have not vested as of the Release Date under this paragraph, but with respect to which you will be eligible to continue to vest under the terms of this paragraph, you will be entitled to receive dividends on such shares or units, as applicable.

5.As an employee of the Company who participates in the NorthStar Realty Finance Corp. 2004 Long-Term Incentive Bonus Plan (the “Bonus Plan”), you will be entitled to receive (i) 25,140 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) if the return hurdle is met in the one-year performance period beginning October 1, 2005, (ii) 25,140 shares of Common Stock if the return hurdle is met in the one-year performance period beginning October 1, 2006, and (iii) alternatively to clauses (i) and (ii), 50,280 shares of Common Stock if the return hurdle is not met in the one-year performance period beginning October 1, 2005, but is met in the two-year performance period beginning October 1, 2005, in each case subject to the terms and conditions of the Bonus Plan, including that you be employed through the end of the performance period. In consideration of the accelerated vesting of your LTIP Units provided for in paragraph 4 above and the consideration that may be provided to you on the Availability End Date, as provided below in this paragraph, you agree to forfeit any right, title and interest that you may be entitled to receive as of the Departure Date or the Release Date in the Bonus Plan. If you sign this Agreement, and if you sign the Confirmation Letter and Release and comply with the terms of this Agreement, including without limitation performing the services required under paragraph 1 of this Agreement through the Availability End Date, you will, on the Availability End Date, receive, at the Company’s option, shares of common stock or LTIP Units having a value of $340,000, based on the average daily closing price for the preceding 20 consecutive trading days up to and including the day prior to the Availability End Date, or a cash payment in that amount. Your eligibility to participate in the Bonus Plan will terminate as of the Release Date.

6.The Company agrees not to contest any application you may make for unemployment compensation benefits; however, you should be aware that New York law (or the law of any other state in which you reside in the future) may have other requirements that must be met for you to receive such benefits.

7.(a) In consideration of the payments made by the Company to you, as well as its other undertakings delineated in this Agreement, you agree to release and hold harmless, NorthStar, NorthStar Realty Finance Limited Partnership, NS Advisors LLC, NorthStar Capital Investment Corp., NRF Employee, LLC and their respective shareholders, subsidiaries, affiliates, employees, former employees, officers, directors, agents, representatives, successors and assigns (collectively referred to in this Agreement as “Releasees”) from any and all claims, demands or causes of action of whatever nature, whether known or unknown, which you have or may have against Releasees arising out of any events which have occurred up to the date of this Agreement (except for any claim to enforce the terms of this Agreement and any claims for indemnification resulting from third party claims related to your employment with the Company), including, but not limited to: (1) any claim in contract or tort, including, but not limited to claims for wrongful discharge, infliction of emotional distress, invasion of privacy or defamation; (2) any and all claims for breach of an express or implied contract; (3) any and all claims for unlawful discrimination (including but not limited to claims based on race, sex, sexual orientation, marital status, religion, creed, age, handicap, disability, national origin, ethnic heritage, ancestry, veteran status, genetic predisposition or carrier status, retaliation or any other protected classification) under any federal, state or local statute or ordinance, including but not limited to, any claim under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the New York State Human Rights Law or the New York City Administrative Code; (4) any and all claims for wages or other compensation or benefits; (5) any and all claims arising out of your employment or the termination of your employment; and (6) any and all claims for compensatory or punitive damages, interest, costs or attorney’s fees. By signing this Agreement you are not releasing any claim that you may have with respect to: (i) the prospective payments and distributions of cash, common shares in the Company and LTIP Units referenced as payable or distributable to you under the terms and conditions of this Agreement, (ii) any other claims arising after the date hereof that you may have based upon the failure of any NorthStar Parties (as defined below) to observe or perform any obligations it/they may have to you under this Agreement or under the surviving provisions of the Employment Agreement, (iii) your rights to be indemnified in your capacity as an officer of the Company under the terms of that certain Indemnity Agreement, dated as of October 22, 2004 between you and the Company, and any charter, by-laws, agreements or insurance policies for the Company and its affiliates in accordance with its terms, or (viii) your rights, solely in your capacity as a shareholder of the Company to share in any economic benefits inuring to all shareholders of the Company, provided that you have complied with your obligations under paragraphs 3(b), 7 and 14 of your Employment Agreement, as amended hereby, which survive and remain in full force and effect.

(b) In consideration of the foregoing release and your other undertakings contained in this Agreement, NorthStar, NorthStar Realty Finance Limited Partnership, NS Advisors LLC, NorthStar Capital Investment Corp., NRF Employee, LLC and their respective subsidiaries, successors and assigns (the “NorthStar Parties”), voluntarily, knowingly and willingly release and forever discharge you from any and all charges, complaints, claims, promises, agreements, controversies, causes of action and demands of any nature whatsoever which against you or your executors, administrators, successors or assigns such NorthStar Parties ever had, now have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever arising prior to the time you sign this Agreement; provided, however, that this release shall not extend to any fraud committed or engaged in by you against or involving the Company or to any acts that are not known by any of the current directors or executive officers, other than you, of the Company. This release includes, but is not limited to, any rights or claims relating in any way to your employment relationship with the Company, or the termination thereof, or under any statute, regulation, or common law, or any federal, state or local law, or under any policy, agreement, understanding or promise, written or oral, formal or informal between you and any NorthStar Party. By signing this Agreement the NorthStar Parties are not releasing any claim arising after the date hereof that they may have relating to your failure to observe and perform any of your obligations under this Agreement, or under the surviving provisions of the Employment Agreement.

8.You agree, unless such agreement is otherwise prohibited by law, not to commence, maintain, prosecute or participate in any action or proceeding of any kind (judicial or administrative) against any of the Releasees arising out of any act, omission, transaction or occurrence occurring up to and including the Release Effective Date, and represent that you have not done so as of the Release Effective Date.

9.You represent that you have returned or will on or before the Availability End Date return to NorthStar all proprietary confidential company information and property, including without limitation, company credit cards, mailing lists, reports, files, memoranda, records and software, credit cards, door and file keys, computer access codes or disks and instructional manuals, and other physical or personal property which you received or prepared or helped prepare in connection with your employment with NorthStar, and you will not retain any copies, duplicates, reproductions or excerpts thereof. The Company will as soon as reasonably practicable remove you as a signatory from Company bank accounts and other instruments with respect to which you are listed as a signatory. Effective as of the Departure Date, your signature to this Agreement will constitute your resignation as an officer and/or director, as the case may be, of all entities listed on Annex A hereto.

10.You acknowledge and agree that in the course of your employment with the NorthStar you have acquired proprietary company information you have signed and remain bound by the terms of Sections 3(b) and 7 of your Employment Agreement.

11.You will refrain from making any statements, taking any actions, or conducting yourself in any way that adversely affects the reputation and/or goodwill of the Company. The NorthStar Parties also agree that they will not make, participate in the making of, or encourage any other person to make, any statements which criticize or disparage, defame the reputation or integrity of, or which are intended to adversely affect you. Nothing in this paragraph shall preclude any party to this Agreement from giving truthful testimony under oath in response to a subpoena or other lawful process or truthful answers in response to questions from a government investigator.

12.Upon reasonable notice and within reasonable time commitments, you agree to cooperate with and assist the Company and provide information to the Company and its affiliates as to matters in which you were involved prior to the Availability End Date, including information needed in connection with any claim or litigation, investigation, administrative proceeding, arbitration, enforcement action, by or against the Company or any of its affiliates relating to any matter in which you were involved or which you had knowledge, and will testify as a witness in connection with such matters if requested by the Company or any one of its affiliates. The Company agrees to reimburse you for all reasonable out-of-pocket expenses incurred in such cooperation including reasonable travel and reasonable attorneys’ fees following submission of appropriate documentation. In the event that, after the Availability End Date, the Company requests your assistance in connection with litigation or arbitration involving the Company or any of its affiliates, the Company will pay you at the hourly rate of $250.00 for time actually expended by you providing such assistance.

13.This Agreement and the LTIP Agreement constitute the entire agreement between the parties as to the subject matter hereof. This Agreement may not be modified except by a written agreement signed by the parties. This Agreement and the Confirmation Letter and Release will be governed by the laws of the State of New York.

14.This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

15.You acknowledge that you: (a) have carefully read this Agreement in its entirety; (b) have had an opportunity to consider for at least 21 days the terms of this Agreement; (c) are hereby, advised by the Company in writing to consult with an attorney of your choice in connection with this Agreement; (d) fully understand the significance of all of the terms and conditions of this Agreement and have discussed them with your independent legal counsel, or have had a reasonable opportunity to do so; (e) have had answered to your satisfaction by your independent legal counsel any questions you have asked with regard to the meaning and significance of any of the provisions of this Agreement; and (f) are signing this Agreement voluntarily and of your own free will and agree to abide by all the terms and conditions contained herein.

16.You understand that you will have at least 21 days from the date of receipt of this Agreement to consider the terms and conditions of this Agreement. You may accept this Agreement by signing it and returning it to Richard J. McCready. After executing this Agreement, you shall have seven days (the “Revocation Period”) to revoke this Agreement by indicating your desire to do so in writing delivered to Richard J. McCready, by hand, mail or fax, received no later than 5:00 p.m. on the seventh day after the date you sign this Agreement. The effective date of this Agreement shall be the eighth day after you sign the Agreement (the “Release Effective Date”). If the last day of the Revocation Period falls on a Saturday, Sunday or holiday, the last day of the Revocation Period will be deemed to be the next business day. In the event you do not accept this Agreement as set forth above, or in the event you revoke this Agreement during the Revocation Period, this Agreement, including but not limited to the obligation of the Company to provide the payments and other benefits referred to in paragraphs 1, 2, 4, and 5 above, shall be deemed automatically null and void.

If you agree to the terms of this Agreement you should sign below.

The Company would like to extend its appreciation to you for your past service, and its sincere hope for success in your future endeavors.

Very truly yours, /s/ Richard J. McCready Richard J. McCready Executive Vice President & General Counsel

Accepted and agreed to this 6th day of April, 2006:

/s/ Mark Chertok
Mark Chertok

ANNEX A

List of Subsidiaries of NorthStar Realty Finance Corp.

SUBSIDIARY	JURISDICTION OF INCORPORATION
OR ORGANIZATION

NorthStar Realty Finance Limited	Delaware
Partnership

NRFC Sub-REIT Corp.	Maryland

ALGM I Owners LLC	Delaware

ALGM I LLC	Delaware

NS Advisors LLC	Delaware

NS CDO Holdings I, LLC	Delaware

N-Star Real Estate CDO I Ltd.	Cayman Islands

NS CDO Holdings II, LLC	Delaware

NS CDO Holdings III, LLC	Delaware

N-Star Real Estate CDO II Ltd.	Cayman Islands

N-Star Real Estate CDO III Ltd.	Delaware

NRFC DB Holdings LLC	Delaware

NRFC NNN Holdings LLC	Delaware

NRFC Sub Investor WASH Equity IV LLC	Delaware

NRFC Sub Investor IV LLC	Delaware

NS CDO Ordinary Shares II, LLC	Delaware

Northstar OS II, LLC	Delaware

NorthStar OS III, LLC	Delaware

NorthStar OS IV, LLC	Delaware

NorthStar OS V, LLC	Delaware

N-Star Real Estate CDO V Ltd	Cayman Islands

NS CDO Holdings IV, LLC	Delaware

NS CDO Holdings V, LLC	Delaware

NRFC Sub Investor II LLC	Delaware

NRFC WA Holdings, LLC	Delaware

N-Star REL CDO IV Ltd	Cayman Islands

NRFC WA Holdings II, LLC	Delaware

NRFC Edison Holdings, LLC	Delaware

NRFC CINN Investor LLC	Delaware

NRFC CS/Federal Drive LLC	Delaware

CS/Federal Drive LLC	Delaware

Edison Rancho Cordova LLC	Delaware

Edison Auburn Hills 1080 LLC	Delaware

Edison Auburn Hills 985 LLC	Delaware

Edison Camp Hill LLC	Delaware

Northstar Mortgage Capital LP, LLC	Delaware

Northstar Mortgage Capital GP, LLC	Delaware

NRF Capital LP	Delaware

NS Servicing LLC	Delaware

Northstar Realty Finance Trust I	Delaware

Northstar Realty Finance Trust II	Delaware

Northstar Realty Finance Trust III	Delaware

Northstar Realty Finance Trust IV	Delaware

NRF Employee, LLC	Delaware

EXHIBIT A

______ __, 2006

Richard J. McCready
NorthStar Realty Finance Corp.
527 Madison Avenue, 16th Floor
New York, NY 10022

Dear Mr. McCready:

I am delivering this letter (the “Confirmation Letter and Release”) in satisfaction of the requirements of paragraph 3 of the separation agreement dated as of April 6, 2006 between NorthStar Realty Finance Corp. (the “Company”) and me (the “Agreement”). All capitalized terms used but not otherwise defined in this Confirmation Letter and Release shall have the meanings given them in the Agreement.

I hereby confirm and agree to the following:
(a)	I have received all payments of salary due to me from the Company through the date of this Confirmation Letter and Release;

(b)
Except for the payments/LTIP Units referenced in paragraphs 1, 2, 4 5 and 9 of the Agreement, there are no payments, compensation, options or other property or economic interests or rights that (i) I am entitled to receive now or in the future, and/or (ii) that I claim to own that represent obligations of, or vested or contingent interests in the Company. Except for the Agreement and the First and Second LTIP Agreements, there are no agreements between the Company and me.

(c)
In consideration of the continuing economic benefits payable to me under the Agreement, I hereby release and hold harmless, the Company, NorthStar Realty Finance Limited Partnership, NS Advisors LLC, NorthStar Capital Investment Corp., NRF Employee, LLC and their respective shareholders, subsidiaries, affiliates, employees, former employees, officers, directors, agents, representatives, successors and assigns (collectively referred to in this Confirmation Letter and Release as “Releasees”) from any and all claims, demands or causes of action of whatever nature, whether known or unknown, which I have or may have against Releasees arising out of any events which have occurred up to the date of this Confirmation Letter and Release (except for any claim to enforce the terms of this Confirmation Letter and Release and any claims for indemnification resulting from third party claims related to your employment with the Company), including, but not limited to: (1) any claim in contract or tort, including, but not limited to claims for wrongful discharge, infliction of emotional distress, invasion of privacy or defamation; (2) any and all claims for breach of an express or implied contract; (3) any and all claims for unlawful discrimination (including but not limited to claims based on race, sex, sexual orientation, marital status, religion, creed, age, handicap, disability, national origin, ethnic heritage, ancestry, veteran status, genetic predisposition or carrier status, retaliation or any other protected classification) under any federal, state or local statute or ordinance, including but not limited to, any claim under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the New York State Human Rights Law or the New York City Administrative Code; (4) any and all claims for wages or other compensation or benefits; (5) any and all claims arising out of my employment or the termination of my employment; and (6) any and all claims for compensatory or punitive damages, interest, costs or attorney’s fees. By signing this Confirmation Letter and Release, you are not releasing any claim that you may have with respect to: (i) the prospective payments and distributions of cash, common shares in the Company and LTIP Units referenced as payable or distributable to you under the terms and conditions of the Agreement, (ii) any other claims arising after the date hereof that you may have based upon the failure of any NorthStar Parties (as defined below) to observe or perform any obligations it/they may have to you under the Agreement or under the surviving provisions of the Employment Agreement, (iii) your rights to be indemnified in your capacity as an officer of the Company under the terms of that certain Indemnity Agreement, dated as of October 22, 2004 between you and the Company, and any charter, by-laws, agreements or insurance policies for the Company and its affiliates in accordance with its terms, or (viii) your rights, solely in your capacity as a shareholder of the Company to share in any economic benefits inuring to all shareholders of the Company, provided that you have complied with your obligations under paragraphs 3(b), 7 and 14 of your Employment Agreement, as amended hereby, which survive and remain in full force and effect. By signing this Confirmation Letter and Release, I represent that I have not commenced any action or proceeding arising out of the matters released hereby, and that I will not seek or be entitled to any personal recovery in any action or proceeding that may be commenced on my behalf arising out of any act, omission, transaction or occurrence occurring up to and including the Release Effective Date (as defined in this Confirmation Letter and Release). By signing this Confirmation Letter and Release, I am not releasing any claim that I may have in the future for payment of any amounts due to be paid to me under the terms of the Agreement subsequent to the date of this Confirmation Letter and Release. In consideration of the foregoing release and your other undertakings contained in this agreement, NorthStar, NorthStar Realty Finance Limited Partnership, NS Advisors LLC, NorthStar Capital Investment Corp., NRF Employee, LLC and their respective subsidiaries, successors and assigns (the “NorthStar Parties”), voluntarily, knowingly and willingly release and forever discharge you from any and all charges, complaints, claims, promises, agreements, controversies, causes of action and demands of any nature whatsoever which against you or your executors, administrators, successors or assigns such NorthStar Parties ever had, now have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever arising prior to the time you sign this Confirmation Letter and Release; provided, however, that this release shall not extend to any fraud committed or engaged in by you against or involving the Company or to any acts that are not known by any of the current directors or executive officers, other than you, of the Company. This release includes, but is not limited to, any rights or claims relating in any way to your employment relationship with the Company, or the termination thereof, or under any statute, regulation, or common law, or any federal, state or local law, or under any policy, agreement, understanding or promise, written or oral, formal or informal between you and any NorthStar Party. By signing this Agreement the NorthStar Parties are not releasing any claim arising after the date hereof that they may have relating to your failure to observe and perform any of your obligations under the Agreement, or under the surviving provisions of the Employment Agreement.

(d)
I agree, unless such agreement is otherwise prohibited by law, not to commence, maintain, prosecute or participate in any action or proceeding of any kind (judicial or administrative) against any of the Releasees arising out of any act, omission, transaction or occurrence occurring up to and including the Release Effective Date (as defined in this Confirmation Letter and Release), and represent that I have not done so as of the Release Effective Date (as defined in the Confirmation Letter and Release).

(e)
Except for the items I may retain pursuant to the terms of paragraph 10 of the Agreement, I have returned to the Company all company property, including without limitation, mailing lists, reports, files, memoranda, records and software, credit cards, door and file keys, computer access codes or disks and instructional manuals, and other physical or personal property which I have received or prepared or helped prepare in connection with my employment with the Company, and I have not retained any copies, duplicates, reproductions or excerpts thereof.

(f)
I acknowledge that I: (a) have carefully read this Confirmation Letter and Release in its entirety; (b) have had an opportunity to consider for at least 21 days the terms of this Confirmation Letter and Release; (c) am hereby advised by the Company in writing to consult with an attorney of my choice in connection with this Confirmation Letter and Release; (d) fully understand the significance of all of the terms and conditions of this Confirmation Letter and Release and have discussed them with my independent legal counsel, or have had a reasonable opportunity to do so; (e) have had answered to my satisfaction by my independent legal counsel any questions I have asked with regard to the meaning and significance of any of the provisions of this Confirmation Letter and Release; and (f) am signing this Confirmation Letter and Release voluntarily and of my own free will and agree to abide by all the terms and conditions contained herein.

(g)
I acknowledge that I have had at least 21 days from the date of receipt of this Confirmation Letter and Release to consider the terms and conditions of this Confirmation Letter and Release. After executing this Confirmation Letter and Release, I understand that I shall have seven days (the “Revocation Period”) to revoke this Confirmation and Release by indicating my desire to do so in writing delivered to Richard J. McCready, by hand, mail or fax, received no later than 5:00 p.m. on the seventh day after the date I sign this Confirmation and Release. The effective date of this Confirmation Letter and Release shall be the eighth day after I sign the Confirmation and Release (the “Release Effective Date”). If the last day of the Revocation Period falls on a Saturday, Sunday or holiday, the last day of the Revocation Period will be deemed to be the next business day.

In the event I do not accept this Confirmation Letter and Release as set forth above, or in the event I revoke this Confirmation Letter and Release during the Revocation Period, this Confirmation Letter and Release, including but not limited to the obligation of the Company to provide the benefits referred to in paragraphs 2, 4 and 5 of the Agreement, shall be deemed automatically null and void.

Very truly yours, Mark Chertok